PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place
Gainesville, Florida 32653

NOTICE OF ANNUAL MEETING
To Be Held July 28, 2004

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “Meeting”) of Perma-Fix Environmental Services, Inc. (the “Company”) will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, on Wednesday, July 28, 2004, at 1:00 p.m. (EDST), for the following purposes:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2.	To approve the Company’s 2004 Stock Option Plan;
3.	To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for the 2004 fiscal year; and
4.	To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on June 4, 2004, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purposes relevant to the meeting during ordinary business hours for 10 days prior to the meeting at the offices of the Company. The list will also be available at the meeting.

The Company’s Annual Report for 2003 is enclosed for your convenience.

By the order of the Board of Directors

/s/ Richard T. Kelecy
Richard T. Kelecy
Secretary

Gainesville, Florida
June 21, 2004

It is important that your shares be represented at the meeting. Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person ..

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place
Gainesville, Florida 32653

PROXY STATEMENT
FOR THE
2004 ANNUAL MEETING OF STOCKHOLDERS

Solicitation

This Proxy Statement is furnished to the holders of the common stock, par value $.001 (the “Common Stock”), of Perma-Fix Environmental Services, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be used in voting at the 2004 Annual Meeting of Stockholders to be held at the Company’s offices, located at 1940 N.W. 67th Place, Gainesville, Florida 32653, on Wednesday, July 28, 2004, at 1:00 p.m. (EDST), and any adjournments thereof (the “Meeting”). The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about June 21, 2004.

The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card. In addition to solicitation by use of the mail, certain of the Company’s officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. The Company will reimburse brokerage houses and custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company’s Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote his shares in person may also revoke a proxy.

Record Date and Voting Shares

Only the holders of Common Stock of record at the close of business on June 4, 2004 (the “Record Date”), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 41,453,725 shares (excluding 988,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast “FOR” a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether the stockholder votes “FOR,” “AGAINST,” “ABSTAIN” or “WITHHOLD” as to a particular matter shall be considered as a vote “FOR” that matter. Votes in which the stockholder specifies “WITHHOLD” or “ABSTAIN” are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes “FOR” a particular matter. An inspector of election appointed by the Board of Directors will tabulate votes.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that each member of the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors fills vacancies for an unexpired term and any additional positions created by the Board of Directors’ action.

The Company’s Bylaws provide that the number of the Company’s directors (the “Directors”) shall be at least three, and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be seven.

The seven Directors named below have been recommended by the Corporate Governance and Nominating Committee (“Nominating Committee”) to the Board of Directors for election at the Meeting to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. All nominees are incumbent Directors. Shares represented by the enclosed proxy will be voted “FOR” the election as Directors of the seven nominees named below unless authority is withheld. Except as described below, if any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for a person who is recommended by the Nominating Committee and who the Board of Directors proposes to replace such nominee. Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Company’s Common Stock.

Nominees for Directors

The following sets forth information concerning the seven nominees for election as Directors:

Director/Nominee	Principal Occupation and Other Information
Dr. Louis F. Centofanti Chairman of the Board and Director since 1991, Age: 60
Dr. Centofanti has served as Chairman of the Board of the Company since he joined the Company in February 1991. Dr. Centofanti also served as President and Chief Executive Officer of the Company from February 1991 until September 1995, and again in March 1996 was elected to serve as President and Chief Executive Officer of the Company and is still serving in that capacity. From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President of USPCI, Inc., a large hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI. In 1981, he founded PPM, Inc. a hazardous waste management company specializing in the treatment of PCB contaminated oils. From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the Department of Energy for the southeastern region of the Uni ted States. Dr. Centofanti has a Ph.D and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

Mark A. Zwecker Director since 1991, Age: 53
Mr. Zwecker has served as a Director of the Company since its inception in January 1991 and is a member of the Audit Committee, Nominating Committee and the Compensation and Stock Option Committee. Mr. Zwecker is currently chief financial officer of Intrusec Inc., a position he has held since September 2003, and president of ACI Technology, LLC, a position he has held since 1997. Previously, Mr. Zwecker was Vice President of Finance and Administration for American Combustion, Inc., a position he held from 1986 until 1998. In 1983, Mr. Zwecker participated as a founder with Dr. Centofanti in the start up of PPM, Inc. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.

Jon Colin Director since 1996, Age: 48
Mr. Colin has served as a Director of the Company since December 1996 and is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Colin is currently Chief Executive Officer of Lifestar Response Corporation, a position he has held since April 2002. Previously Mr. Colin served as Chief Operating Officer of Lifestar Response Corporation from October 2000 to April 2002, and as a consultant for Lifestar Response Corporation from September 1997 to October 2000. From 1990 to 1996, Mr. Colin served as President and Chief Executive Officer for Environmental Services of America, Inc., a publicly traded environmental services company. Mr. Colin has a B.S. in Accounting from the University of Maryland.

Jack Lahav Director since 2001, Age: 55
Jack Lahav has served as a Director of the Company since September 2001 and is a member of the Nominating Committee and the Compensation and Stock Option Committee. Mr. Lahav is a private investor, specializing in launching and growing businesses. Previously, Mr. Lahav was founder and president of Remarkable Products, Inc. from 1980 to 1993; Co-Founder of Lamar Signal Processing, Inc.; President of Advanced Technologies, Inc., a robotics company; and Director of Vocaltech Communications, Inc.

Alfred C. Warrington, IV Director since 2002, Age: 68
Mr. Warrington has served as a Director of the Company since March 2002, and is a member of the Audit Committee and the Nominating Committee. Mr. Warrington was the founding chairman, co-chief executive officer and chief financial officer of Sanifill, Inc., a solid waste company that was eventually merged with Waste Management, Inc. Prior to joining Sanifill, Mr. Warrington was a practicing CPA and a partner with Arthur Andersen & Co. He also co-founded and currently serves as vice-chairman of HC Industries, Inc., a manufacturer of health and beauty aids in Atlanta, Georgia. He has also been very active in community affairs and higher education. Mr. Warrington served as co-chairman of the MARTA referendum that brought rapid transit to the city of Atlanta and has been a strong supporter of the University of Florida, where he was instrumental in starting the S chool of Accounting. In recognition of his efforts and a significant contribution to help endow the College of Business, the University of Florida has renamed the College of Business as the Warrington College of Business. In 2001 Governor Jeb Bush appointed Mr. Warrington to the newly formed University of Florida Board of Trustees. Mr. Warrington holds a B.S.B.A. from the University of Florida.

Joe R. Reeder Director since April 2003, Age: 56
Mr. Reeder was appointed to the Board of Directors on April 30, 2003, to fill a vacancy on the Board, and is a member of the Nominating Committee and the Compensation and Stock Option Committee. Mr. Reeder also serves as Shareholder in Charge of the Mid-Atlantic Region for Greenberg Traurig LLP, an international law firm with 18 offices and 950 attorneys. Previously, Mr. Reeder served as Litigation Chair of Patton Boggs LLP. His clientele has included countries, international corporations, and law firms throughout the United States. Mr. Reeder also served for three years as Chairman of the Panama Canal Commission’s Board of Directors where he oversaw a multibillion-dollar infrastructure program. He is a trustee of the Association of the United States Army and frequent television commentator on military issues. Mr. Reeder has a L.L.M. from Georgetown Universit y, J.D. from the University of Texas and a B.S. from the U.S. Military Academy at West Point.

Dr. Charles E. Young Director since July 2003, Age: 72
Dr. Young was elected to the Board of Directors on July 29, 2003, to fill a new directorship position on the Board, and is a member of the Nominating Committee and the Compensation and Stock Option Committee. Dr. Young is currently president of the Qatar Foundation for Education, Science and Community Development, a position he assumed in April 2004. Dr. Young previously served as president of the University of Florida, from November 1999 to December 2003. Dr. Young also served as chancellor of the University of California at Los Angeles (UCLA) for 29 years until his retirement in November 1997. Dr. Young was formerly the chairman of the Association of American Universities and served on numerous commissions including the American Council on Education, the National Association of State Universities and Land-Grant Colleges, and the Business-Higher Education Forum. Dr. Young serves on the boards of directors of Intel Corp., Nicholas-Applegate Growth Equity Fund, Inc., I-MARK, Inc., Fiberspace, Inc., and Student Advantage, Inc. Dr. Young has a Ph.D. and M.A. in political science from UCLA and a B.A. from the University of California at Riverside.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES AS THE COMPANY’S DIRECTORS.

Board Independence

The Board of Directors has determined that each of Messrs. Zwecker, Colin, Lahav, Warrington, Reeder, and Young is an “independent director” under the current listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”). Dr. Centofanti is not considered to be an “independent director” because of his employment as a senior executive of the Company.

Meetings and Committees of the Board of Directors

During 2003, the Board of Directors held six meetings. No Director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2003, except Dr. Young was only able to attend 50% of the Board meetings. The Board of Directors has an Audit Committee, Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee.

Audit Committee:

The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

  appoints, evaluates, and approves the compensation of, the Company’s independent auditor;
  pre-approves all auditing services and permitted non-audit services;
  annually considers the qualifications and independence of the independent auditors;
  reviews recommendations of independent auditors concerning the Company’s accounting principles, internal controls and accounting procedures and practices;
  reviews and approves the scope of the annual audit;
  reviews and discusses with the independent auditors the audited financial statements; and
  performs such other duties as set forth in the Audit Committee Charter.

The Audit Committee acts under an Audit Committee Charter that was adopted by the Board of Directors on February 27, 2003, which replaced its previous charter. A copy of the Audit Committee Charter is available on the website at http://www.perma-fix.com/. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

The Audit Committee members during 2003 were Al Warrington, Jon Colin and Mark Zwecker. The Board of Directors has determined that each of the three members of the Audit Committee is an “audit committee financial expert.” The Audit Committee meets at least quarterly and at such additional times as necessary or advisable and held four meetings in 2003. The Board of Directors has determined that each member of the Audit Committee is “independent” as that term is defined by the current NASDAQ listing standards and as specified in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation and Stock Option Committee:

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the Company’s officers and reviews general policy matters relating to compensation and benefits of the Company’s employees. The Compensation and Stock Option Committee also administers the Company’s stock option plans, its 1996 Employee Stock Purchase Plan and its 2003 Employee Stock Purchase Plan. The members of the Compensation and Stock Option Committee during 2003 were Mark Zwecker, Jack Lahav and Jon Colin. The Compensation and Stock Option Committee held three meetings in 2003.

Nominating Committee:

The Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board, as well as, the nominees for election as the Company’s directors by the stockholders at each annual meeting of stockholders. Members of the Nominating Committee during 2003 were Mark Zwecker, Jack Lahav and Al Warrington. The Nominating Committee held two meetings in 2003. The Nominating Committee adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at http://www.perma-fix.com/.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received 120 days in advance of the annual meeting of stockholders. The Committee will consider appropriate factors such as experience with other organizations, skills, diversity, integrity, judgment and independence. Recommendations should be made in compliance with the Company’s by-laws and be addressed to the Nominating Committee at the Company’s address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies for the election of such nominee, including the nominee’s written consent to serve as a director if so elected. If the chairman of the Meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all executive officers. The Code of Ethics is available on our website at http://www.perma-fix.com/. If any amendments are made to the Code of Ethics or any grants of waivers are made to any provisions of the Code of Ethics to any of its executive officers, the Company will promptly disclose the amendment or waiver and nature of such amendment or waiver on the Company’s website.

Compensation of Directors

In 2003, the Company paid each Director who is not an employee of the Company $1,500 for each month of service, resulting in the six outside directors earning annual director’s fees in the total amount of $108,000. Each Director elects to receive either 65% or 100% of the director’s fee in shares of the Company’s Common Stock based on 75% of the fair market value of the Common Stock on the business day immediately preceding the date that the fee is due. The balance of the director’s fee, if any, is payable in cash. The aggregate amount of accrued director fees at December 31, 2003, to be paid in 2004, totals $110,000, substantially all of which the directors have elected to be paid by issuance of Common Stock. Reimbursements of expenses for attending meetings of the Board are paid in cash at the time the expenses are submitted. The non-employee directors do not receive additional compensation for committee participation or special assignments. The Company does not compensate the Directors that also serve as our officers or employees of our subsidiaries for their service as directors.

The Company believes that it is important for its directors to have a personal interest in the success and growth of the Company and for their interests to be aligned with those of our stockholders. Therefore, under the 1992 Outside Directors Stock Option and Incentive Plan (“1992 Directors Plan”), each outside director was granted an option to purchase up to 15,000 shares of Common Stock on the date such director was initially elected to the Board of Directors and received on each reelection date an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the 1992 Directors Plan is exercisable until after the expiration of six months from the date the option is granted and no option shall be exercisable after the expiration of ten years from the date the option is granted. No additional options are issuable under the 1992 Directors Plan. At the annual meeting of stockholders, in July 2003, the Company’s stockholders approved the 2003 Outside Directors Stock Plan (“2003 Directors Plan”). The 2003 Directors Plan is substantially the same as the 1992 Directors Plan, with the exception that each outside director is granted an option to purchase 30,000 shares of Common Stock when initially elected, and granted an option to purchase 12,000 shares of Common Stock on each reelection date. As of December 31, 2003, options to purchase 265,000 shares of Common Stock were outstanding under the 1992 Directors Plan and options to purchase 90,000 shares of Common Stock were granted under the 2003 Directors Plan.

The 2003 Directors Plan also provides that each eligible Director shall receive, at such eligible new Director’s option, either 65% or 100% of the fee payable to such Director for services rendered as a member of our Board in Common Stock. In either case, the number of shares of our Common Stock issuable to the eligible Director shall be determined by valuing the Common Stock of the Company at 75% of its fair market value on the business day immediately preceding the date that the fee is due. As of the date of this report, the Company has issued 226,550 shares of its Common Stock in payment of director fees under the 1992 Directors Plan, covering the period January 1, 1995 through December 31, 2003. No new shares may be issued under the 1992 Directors Plan, except for the exercise of options already granted. No shares have been issued for payment of director fees under the 2003 Directors Plan. The number of shares of Common Stock that may be issued in the aggregate under the 2003 Directors Plan, either under options or stock awards, is 1,000,000 shares, subject to adjustment.

Dr. Centofanti is not compensated for his services provided as a Director, but is compensated for his services rendered as an officer of the Company. See “EXECUTIVE COMPENSATION -- Summary Compensation Table”.

Communications with the Board

The Company’s Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 1940

N.W. 67th Place, Gainesville, Florida 32653. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2003, the Compensation and Stock Option Committee for the Company’s Board of Directors was composed of Mark Zwecker, Jack Lahav and Jon Colin. Messrs. Zwecker, Lahav and Colin were neither officers nor employees of the Company or any subsidiaries during 2003.

Certain Relationships

There are no family relationships between any of the Company’s existing Directors, executive officers, or persons nominated or chosen to become a Director or executive officer. Dr. Centofanti is the only Director who is the Company’s employee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder require our executive officers and directors and beneficial owners of more than ten percent (10%) of any of our equity security registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of our equity securities with the Securities and Exchange Commission, and to furnish us with copies of all such reports. Based solely on a review of the copies of such reports furnished to us and written information provided to us, we believe that during 2003 none of our executive officers and directors failed to timely file reports under Section 16(a).

Capital Bank Grawe Gruppe AG (“Capital Bank”) has advised the Company that it is a banking institution regulated by the banking regulations of Austria, which holds shares of our Common Stock as agent on behalf of numerous investors. Capital Bank has represented that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised us that none of its investors beneficially own more than 4.9% of our Common Stock. Capital Bank has further informed us that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised us that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of our Common Stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. Capital Bank has informed us that it does not believe that it is required (a) to file, and has not filed, reports under Section 16(a) or (b) to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank.

If the representations, or information provided, by Capital Bank are incorrect or Capital Bank was historically acting on behalf of its investors as a group, rather than on behalf of each investor independent of other investors, then Capital Bank and/or the investor group would have become a beneficial owner of more than 10% of our Common Stock on February 9, 1996, as a result of the acquisition of 1,100 shares of Series 1 Preferred Stock that were convertible into a maximum of 1,282,798 shares of our Common Stock commencing 45 days after issuance of the Series 1 Preferred. If either Capital Bank or a group of Capital Bank’s investors became a beneficial owner of more than 10% of our Common Stock on February 9, 1996, and thereby required to file reports under Section 16(a) of the Exchange Act, then Capital Bank also failed to file a Form 3 or any Forms 4 or 5 for period from February 9, 1996, until the present.

Audit Committee Report

The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

  The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2003.
  The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”), as modified or supplemented.

  The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with BDO Seidman, LLP, the independent accountant’s independence.

In connection with the Audit Committee’s discussion with BDO Seidman, LLP, as described above, the Audit Committee discussed and considered (a) that approximately 85% of the total hours spent on audit services for the Company for the year ended December 31, 2003, were spent by Gallogly, Fernandez & Riley, LLP (“GFR”), members of the BDO Seidman, LLP alliance network of firms, and (b) the nature and scope of the non-audit services performed by GFR, and determined that the audit and non-audit services provided by BDO Seidman, LLP and GFR were compatible with maintaining the independence of BDO Seidman, LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also appointed BDO Seidman, LLP as the Company’s independent auditor for 2004.

This report is submitted on behalf of the members of the Audit Committee:

Alfred C. Warrington, IV (Chairperson)
Jon Colin
Mark Zwecker

The Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our Chairman and Chief Executive Officer and each of the Company’s four other most highly compensated officers during 2003.

						Long-Term
		Annual Compensation				Compensation

							All
				Other	Restricted	Securities	Other
				Annual	Stock	Underlying	Compen-
Name and Principal		Salary	Bonus	Compen-	Award(s)	Options/SARs	Sation
Position	Year	($)	($)	Sation ($)	($)	(#)	($)(1)

Dr. Louis F. Centofanti
Chairman of the Board,	2003	183,069	40,000	—	—	100,000	11,503
President and Chief	2002	149,500	—	—	—	—	11,214
Executive Officer	2001	138,667	40,000	—	—	100,000	11,310

Richard T. Kelecy	2003	168,885	30,000	—	—	75,000	10,950
Vice President and Chief	2002	138,958	—	—	—	—	10,725
Financial Officer	2001	128,333	30,000	—	—	70,000	10,800

Larry McNamara	2003	167,231	30,000	—	—	100,000	11,457
President of Nuclear	2002	137,042	—	—	—	—	10,826
Services	2001	127,667	30,000	—	—	120,000	10,708

William Carder	2003	141,346	—	—	—	50,000	10,475
Vice President – Sales &
Marketing

Timothy Keegan	2003	104,615	—	—	—	100,000	6,375
President of Industrial
Services

(1) Each noted executive is provided a monthly automobile allowance in the amount of $750. Also included, where applicable, is the Company’s 401(k) matching contribution.

Option Grants in 2003

The following table sets forth certain information relating to individual grants of stock options made to each of the named executive officers in the above Summary Compensation Table during the last fiscal year and the potential realizable value of each grant of options, assuming that the market price of the underlying Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

	Individual Grants

					Potential Realizable
					Value at Assumed
	Number of				Annual
	Shares of	% of			Rates of Stock Price
	Common	Total			Appreciation
	Stock	Options			for Option Term(3)
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration
Name	Granted (1)	in 2003	($/sh)(2)	Date	5%($)	10%($)

Dr. Louis F. Centofanti	100,000	9.1%	2.19	02/27/13	137,728	349,030
Richard T. Kelecy	75,000	6.8	2.19	02/27/13	103,296	261,772
Larry McNamara	100,000	9.1	2.19	02/27/13	137,728	349,030
William Carder	50,000	4.5	2.19	02/27/13	68,864	174,515
Timothy Keegan	100,000	9.1	2.05	07/30/13	128,923	326,717

(1) Options to purchase shares of our Common Stock granted under our 1993 Non-qualified Stock Option Plan (the “1993 Plan”). The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(2) All options were granted at or above market price (the closing price of the Common Stock on the NASDAQ Small Cap Market on the date of grant).

(3) The potential realizable value of each grant of options assumes that the market price of our Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown above each column. The actual value that an executive may realize, if any, will depend on the amount by which the market price of our Common Stock at the time of exercise exceeds the exercise price of the option. As of December 31, 2003, the closing price of a share of our Common Stock as quoted on NASDAQ was $3.11. There is no assurance that any executive will receive the amounts estimated in this table.

Aggregated Options Exercised in 2003 and Fiscal Year-end Option Values

The following table sets forth information concerning the fiscal year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table. The named executive officers did not exercise any options during 2003.

			Number of Unexercised		Value of Unexercised
			Options at Fiscal Year End		In-the-Money Options
			(#)		At Fiscal Year End ($)(1)

	Shares	Value
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Louis F. Centofanti	—	—	405,000	190,000	300,700	229,400
Richard Kelecy	—	—	218,000	137,000	352,580	163,320
Larry McNamara	—	—	78,000	192,000	121,080	227,120
William Carder	—	—	—	50,000	—	46,000
Timothy Keegan	—	—	—	100,000	—	106,000

(1) Represents the difference between $3.11 (the closing price of the Company’s Common Stock reported on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) Small Cap Market on December 31, 2003), and the option exercise price. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company’s Common Stock on the date of exercise.

Employment Contracts and Change-in-Control Arrangements

The Company does not have any employment agreements with any of its executive officers. Nor does the Company have any compensatory plan or arrangement that would result in any payments to any executive officers upon such officer’s resignation, retirement or other termination or from a change in control of the Company. However, the Company’s 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, described under “Report of the Compensation and Stock Option Committee (c) Stock Options” (collectively, the “Plans”) provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

401(k) Plan

The Company adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the “401(k) Plan”) in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Participating employees may make annual pretax contributions to their accounts, up to 18% of their compensation, up to a maximum amount as limited by law. The Company, at its discretion, may make matching contributions based on the employee’s elective contributions. Company contributions vest over a period of five years. The Company currently matches up to 25% of our employee’s contributions, not to exceed 3% of a participant’s compensation. The Company contributed $251,000 in matching funds during 2003.

Employee Stock Purchase Plan

The Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (“1996 Purchase Plan”) provides our eligible employees an opportunity to purchase our Common Stock through payroll deductions. The maximum number of shares of our Common Stock that may be issued under the 1996 Purchase Plan is 500,000 shares. The 1996 Purchase Plan provides that shares may be purchased two times per year and that the exercise price per share shall be 85% of the market value of each such share of Common Stock on the offering date on which such offer commences or on the exercise date on which the offer period expires, whichever is lowest. The purchase periods commence January 1 and July 1 of each calendar year. We currently have a remaining 27,611 shares of our Common Stock available to use under the 1996 Purchase Plan. The following table details the resulting employee stock purchase totals.

Purchase Period	Proceeds	Shares Purchased

July 1 – December 31, 1997	$16,000	8,276
January 1 – June 30, 1998	17,000	10,732
July 1 – December 31, 1998	22,000	17,517
January 1 – June 30, 1999	28,000	21,818
July 1 – December 31, 1999	49,000	48,204
January 1 – June 30, 2000	54,000	53,493
July 1 – December 31, 2000	52,000	46,632
January 1 – June 30, 2001	48,000	43,324
July 1 – December 31, 2001	69,000	33,814
January 1 – June 30, 2002	94,000	42,917
July 1 – December 31, 2002	92,000	43,243
January 1 – June 30, 2003	91,000	57,620
July 1 – December 31, 2003	76,000	44,799

The shares for the purchase period ending December 31, 2003, were purchased in February 2004.

At the Company’s Annual Meeting of Stockholders held on July 29, 2003, our stockholders approved the adoption of the Perma-Fix Environmental Services, Inc. 2003 Employee Stock Purchase Plan (the 2003 Purchase Plan”). The 2003 Purchase Plan provides the Company’s eligible employees an opportunity to purchase Common Stock through payroll deductions. The terms of the 2003 Purchase Plan with respect to its purchase periods and exercise terms are substantially similar to such terms of the 1996 Purchase Plan. The maximum number of shares issuable under the plan is 1,500,000. The 2003 Purchase Plan authorized the purchase of shares two times per year, at an exercise price per share of 85% of the market price of our Common Stock on the offering date of the period or on the exercise date of the period, whichever is lower. Currently, no shares have been issued under the 2003 Purchase Plan.

Equity Compensation Plans

The following table sets forth information as of December 31, 2003, with respect to the Company’s equity compensation plans.

	Equity Compensation Plan

			Number of securities
			remaining available for
		Weighted average	future issuance under
	Number of securities to	exercise price of	equity compensation
	be issued upon exercise	outstanding	plans (excluding
	of outstanding options	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a)

	(a)	(b)	(c)
Equity compensation plans
Approved by stockholders	2,972,990	$1.83	845,621
Equity compensation plans not
Approved by stockholders (1)	300,000	2.58	—

Total	3,292,990	$1.90	845,621

(1) These shares are issuable pursuant to options granted to Dr. Centofanti under his 1997 employment agreement, which terminated in 2000. The options expire in October 2007.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to the Company’s executive officers, including the executive officers named in the Summary Compensation Table. The Company’s compensation program for its executive officers is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer’s compensation at a level that is similar to such officer’s peers in the industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company’s performance. Instead, the Compensation Committee has a philosophy that recognizes individual initiative and achievement in arriving at an officer’s compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which the Company believes could be attained for equal positions elsewhere, but consistent with the Company’s size. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company’s current ability to pay. The Board of Directors increased Dr. Centofanti’s salary in 2003 through application of an inflation factor and, in addition, the Compensation Committee further increased Dr. Centofanti’s compensation to a level it believed was consistent with salary levels of other Chief Executive Officers at similar situated and sized companies in the waste industry. Mr. Kelecy’s and Mr. McNamara’s salaries were increased in 2003 in response to the Compensation Committee’s review of executive officer salary levels at similarly sized and situated companies within the Company’s industry.

Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid on an annual basis to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The Compensation Committee determines the amount of cash bonuses.

Stock Options

The Company’s 1991 Performance Equity Plan and 1993 Non-qualified Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers’ attention on managing the Company from the perspective of owners with an equity stake in the Company. Options further motivate executive officers to maximize long-term growth and profitability because value is created in the options only as the Common Stock price increases after the option is granted.

Compensation and Stock Option Committee
Mark Zwecker (Chairperson)
Jack Lahav
Jon Colin
Joe Reeder
Dr. Charles Young

Common Stock Price Performance Graph

The following Common Stock price performance graph compares the yearly change in the Company’s cumulative total stockholders’ returns on the Common Stock during the years 1999 through 2003, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095-Waste Management Index (“Industry Index”) assuming the investment of $100 on January 1, 1999.

Assumes $100 invested in the Company on January 1, 1999, the Industry Index and the NASDAQ Market Index. The above five-year Cumulative Total Return Graph shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below sets forth information as to the shares of voting securities “beneficially owned” as of the Record Date, by each person known by the Company to be the beneficial owners of more than 5% of any class of the Company’s voting securities, as determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

		Amount and	Percent
	Title	Nature of	Of
Name of Beneficial Owner	Of Class	Ownership	Class (1)

Rutabaga Capital Management, LLC(2)	Common	3,345,292	8.1%

(1) In computing the number of shares and the percentage of outstanding Common Stock “beneficially owned” by a person, the calculations are based upon 41,453,725 shares of Common Stock issued and outstanding on June 4, 2004 (excluding 988,000 treasury shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days. Beneficial ownership by our stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

(2) Although Rutabaga Capital Management, LLC (“Rutabaga”) has not filed a Schedule 13D or 13G as of the Record Date, this beneficial ownership amount is according to the Schedule 13F, filed with the Securities and Exchange Commission, dated April 23, 2004, which provides that Rutabaga has sole voting and dispositive power over all of these shares, as of March 31, 2004. The address of Rutabaga Capital Management is: 64 Broad Street, 3 rd Floor, Boston, MA 02109.

Security Ownership of Capital Bank

Capital Bank Grawe Gruppe (“Capital Bank”) is the record owner of a substantial number of shares of our common stock, but represented to us that:

  Capital Bank owns shares of the Company’s Common Stock and rights to acquire shares of the Company’s Common Stock only as agent for certain of Capital Bank’s investors;
  None of Capital Bank’s investors beneficially own more than 4.9% of the Company’s Common Stock;
  Capital Bank’s investors maintain full voting and dispositive power over the Common Stock beneficially owned by such investors;
  Capital Bank has neither voting nor investment power over the shares of Common Stock owned by Capital Bank, as agent for its investors; and
  Based on the above, Capital Bank is not the beneficial owner of the Company’s shares held in its name.

Notwithstanding the previous paragraph, if Capital Bank’s representations to us described above are incorrect or if Capital Bank’s investors are acting as a group, then Capital Bank or a group of Capital Bank’s investors could be a beneficial owner of more than 5% of the Company’s voting securities. The following table sets forth information as to the shares of voting securities owned of record by Capital Bank on the Record Date.

		Amount and	Percent
Name of	Title	Nature of	Of
Record Owner	Of Class	Ownership	Class (1)

Capital Bank Grawe Gruppe (2)	Common	11,365,644(2)	24.8%

(1) This calculation is based upon 41,453,725 shares of Common Stock issued and outstanding on June 4, 2004 (excluding 988,000 Treasury Shares), plus the number of shares of Common Stock, which Capital Bank, as agent for certain accredited investors, has the right to acquire within 60 days.

(2) This amount includes 7,030,839 shares that Capital Bank owns of record, as agent for certain accredited investors and 2,668,138 shares that Capital Bank has the right to acquire, as agent for certain investors, within 60 days under certain Warrants. The Warrants are exercisable at an exercise price of $1.75 per share of Common Stock. This amount also includes 1,666,667 shares of Common Stock issuable upon the conversion of 2,500 shares of Series 17 Preferred held by Capital Bank. This amount does not include the shares of Common Stock, which may be issuable for payment of dividends on the Series 17 Preferred. Capital Bank has also advised us that it is holding these Warrants and shares on behalf of numerous clients, all of which are accredited investors. Although Capital Bank is the record holder of the shares of Common Stock and Warrants described in this note, Capital Bank has advised us that it does not believe it is a beneficial owner of the Common Stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. Because Capital Bank (a) has advised us that it holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor of Capital Bank for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock; (b) has no right to, and is not believed to possess the power to, exercise control over our management or its policies; (c) has not nominated, and has not sought to nominate, a director to our board; and (d) has no representative serving as an executive officer of the Company, we do not believe that Capital Bank is our affiliate. Capital Bank’s address is Burgring 16, 8010 Graz, Austria. Capital Bank has advised us that it is a banking institution.

Capital Bank owns, as agent for its investors, 2,500 shares of Series 17 Preferred, which may be converted into shares of Common Stock at any time at a conversion price of $1.50 per share, subject to adjustment as set forth in the Certificate of Designations relating to the Series 17 Preferred. The Series 17 Preferred has a “stated value” of $1,000 per share. The 2,500 shares are currently convertible into 1,666,667 shares of Common Stock. The Company may, at its sole option, redeem, in whole or in part, at any time, and from time to time the then outstanding Series 17 Preferred at the cash redemption price of $1,200 per share. Upon any notice of redemption, Capital Bank shall have only five business days to exercise its conversion rights regarding the redeemed shares.

The Series 17 Preferred accrues dividends on a cumulative basis at a rate of 5% per annum, which dividends are payable semiannually when and as declared by the Board of Directors. During 2002, accrued dividends on the Series17 Preferred of approximately $125,000 were paid in the form of 47,271 shares of our Common Stock, of which 25,165 were issued in January 2003. During 2003, accrued dividends on the Series 17 Preferred of approximately $125,000 were paid in the form of 53,478 shares of our Common Stock, of which 19,643 were issued in February 2004.

During 2003, Capital Bank exercised outstanding warrants to purchase (a) 39,375 shares of Common Stock at a total exercise price of $71,367, or $1.8125 per share; (b) 150,000 shares of Common Stock at a total exercise price of $225,000, or $1.50 per share; (c) 150,000 shares of Common Stock at a total exercise price of $243,750, or $1.625 per share; (d) 300,000 shares of Common Stock at a total exercise price of $562,500, or $1.875 per share; and (e) 105,000 shares of our Common Stock at a total exercise price of $149,300, or $1.4219 per share.

Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of June 4, 2004, by each Director, each executive officer of the Company named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. Beneficial ownership by the Company’s stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

	Number of Shares
	Of Common Stock		Percentage of
Name of Beneficial Owner	Beneficially Owned		Common Stock (1)

Dr. Louis F. Centofanti (2)(3)	1,299,934	(3)	3.10%
Jon Colin (2)(4)	79,339	(4)	*
Jack Lahav (2)(5)	1,183,876	(5)	2.81%
Joe Reeder (2)(6)	127,000	(6)	*
Alfred C. Warrington, IV (2)(7)	172,725	(7)	*
Dr. Charles E. Young (2)(8)	30,000	(8)	*
Mark A. Zwecker (2)(9)	270,853	(9)	*
Richard T. Kelecy (2)(10)	278,950	(10)	*
Larry McNamara (2)(11)	132,000	(11)	*
Bill Carder (2)(12)	15,000	(12)	*
Timothy Keegan (2)(13)	20,000	(13)	*
Directors and Executive Officers as a Group (11 persons)	3,609,677		8.36%

*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under “Security Ownership of Certain Beneficial Owners.”

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) These shares include (i) 535,934 shares held of record by Dr. Centofanti; (ii) options to purchase 160,000 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; (iii) options to purchase 300,000 shares granted pursuant to Dr. Centofanti’s employment agreement that expired in 2000, which are immediately exercisable; and (iv) 304,000 shares held by Dr. Centofanti’s wife. This amount does not include options to purchase 135,000 shares granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti’s wife, over which Dr. Centofanti shares voting and investment power.

(4) Mr. Colin has sole voting and investment power over 22,339 shares held of record by Mr. Colin, and options to purchase 57,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan, which are immediately exercisable.

(5) Mr. Lahav has sole voting and investment power over these shares which include: (i) 580,447 shares of Common Stock held of record by Mr. Lahav; (ii) 32,000 options to purchase Common Stock pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable; and (iii) 571,429 Warrants to purchase Common Stock purchased pursuant to a private offering we held in 2001, which are exercisable immediately.

(6) Mr. Reeder has sole voting and investment power over 100,000 shares of Common Stock held of record by Mr. Reeder, and options to purchase 27,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan, which are immediately exercisable.

(7) Mr. Warrington has sole voting and investment power over these shares which include: (i) 125,725 shares of Common Stock held of record by Mr. Warrington; (ii) 37,000 options to purchase Common Stock pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable, and (iii) 10,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan.

(8) Dr. Young has sold voting and investment power over an option to purchase 30,000 shares granted pursuant to the 2003 Outside Directors Stock Plan, which is immediately exercisable.

(9) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 208,853 shares of Common Stock held of record by Mr. Zwecker; (ii) 5,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (iii) options to purchase 57,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable.

(10) Mr. Kelecy has sole voting and investment power over 21,950 shares of Common Stock held of record by Mr. Kelecy and 257,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan. This amount does not include options to purchase 98,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(11) Mr. McNamara has sole voting and investment power over options to purchase 132,000 shares of Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are exercisable within 60 days. This amount does not include options to purchase 138,000 shares pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(12) Mr. Carder has sole voting and investment power over 5,000 shares of Common Stock held of record by Mr. Carder and 10,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are exercisable within 60 days. This amount does not include options to purchase 40,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

(13) Mr. Keegan has sole voting and investment power over an option to purchase 20,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which is exercisable within 60 days. This amount does not include options to purchase 100,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

PROPOSAL 2 - APPROVAL OF THE 2004 STOCK OPTION PLAN

General. The Board of Directors, subject to approval by the stockholders, has adopted the 2004 Stock Option Plan (the “2004 Plan”). The 2004 Plan authorizes the grant of incentive stock options and nonqualified stock options to officers and employees of the Company. The stockholders are being asked to approve the 2004 Plan at the Meeting. The Board of Directors believes that adoption and approval of the 2004 Plan will serve to attract and retain qualified individuals and to provide such individuals with an incentive to render outstanding service to the Company and its stockholders. The Company’s Board of Directors unanimously recommends that stockholders approve the 2004 Plan.

Principal features of the 2004 Plan, as adopted by the Board of Directors, are summarized below, but such summary is qualified in its entirety by reference to the terms of the 2004 Plan, as set forth in Exhibit A to this Proxy Statement.

Administration. The 2004 Plan is administered by a committee (“Committee”). The Committee consists of the Board of Directors, unless the Board of Directors appoints the Compensation Committee or a committee of two or more but less than all of the Board of Directors to administer the 2004 Plan.

Subject to the express provisions of the 2004 Plan, the Committee has complete authority to:

  determine when and to whom options are granted and the type and amounts of options;
  determine the terms, conditions and provisions of, and restrictions relating to, each option granted;
  interpret and construe the 2004 Plan and any agreement (“Agreement”) evidencing and describing an option;
  prescribe, amend and rescind rules and regulations relating to the 2004 Plan; and
  take any other action it considers necessary or desirable to implement and to carry out the purposes of the 2004 Plan.

Available Shares. The maximum number of shares of Common Stock of the Company that may be issued under the 2004 Plan will be 2,000,000 shares (subject to adjustment as provided in the 2004 Plan). As of the Record Date, the fair market value of a share of Common Stock of the Company was $2.04 based on the closing price of such stock as reported on NASDAQ on such date and, as a result, the aggregate fair market value of the shares of Common Stock that may be granted under the 2004 Plan was $4,080,000. Shares of Common Stock subject to options that are canceled or expired without the delivery of shares of Common Stock will again be available for options under the 2004 Plan. The shares of Common Stock to be delivered under the 2004 Plan will be made available from the authorized and unissued shares of the Company or from treasury shares.

Eligibility. Stock options may be granted under the 2004 Plan to officers and other employees of the Company who at the time of grant of an award under the 2004 Plan are regularly employed by the Company, including any full-time, salaried officer or employee who is also a member of the Board.

Terms of Options. The options to be granted, are of two types, (a) incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code, of 1986, as amended, and (b) nonqualified stock options. Only full-time salaried officers or employees may be granted incentive stock options. The 2004 Plan provides that the terms of each option granted will include the following:

a.     Exercise Price .. The exercise price of options granted under the 2004 Plan to an individual who is not a 10% stockholder at the time the option is granted will be not be less than the fair market value of the shares of Common Stock subject to the option at the time the option is granted, as determined by the Committee in accordance with the terms of the 2004 Plan. The exercise price of options granted under the 2004 Plan to an individual who is a 10% stockholder at the time the option is granted will be not be less than 110% of the fair market value of the shares of Common Stock subject to the option at the time the option is granted. The exercise price is payable in cash.

b.     Vesting of Options. The Committee may provide that options will become exercisable according to a defined vesting schedule.

c.     Option Terms .. The term of each option will be fixed by the Committee, but will not exceed 10 years from the date the option was granted, or in the case of incentive stock options granted to a 10% stockholder, five years from the date the option was granted.

Amendment, Termination and Change in Control .. The Board of Directors may terminate or amend the 2004 Plan at any time. However, the Board of Directors may not amend the 2004 Plan without shareholder approval if such amendment:

  would adversely effect the 2004 Plan’s compliance with the requirements of Rule 16b-3 or other applicable law;
  would materially increase the benefits under the 2004 Plan;
  would increase the number of shares issuable under the 2004 Plan; or
  would modify the eligibility requirements under the Plan.

The amendment or termination of the 2004 Plan will not adversely affect any option granted prior to such amendment or termination. However, any option may be modified or canceled if and to the extent permitted by the 2004 Plan or Agreement or with the consent of the participant to whom such option was granted.

In the event of a Change in Control all incentive stock options and nonqualified stock options shall become fully exercisable. A “Change of Control” generally means:

  the acquisition by any person or group, other than the Company and certain related entities, of more than 50% of the outstanding shares of common stock;
  a change in the majority of the members of the Board of Directors during any two year period which is not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period;
  a merger or consolidation involving the Company in which the stockholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or
  the liquidation or dissolution of the Company.

In the event of certain reorganizations, consolidations or mergers, each participant will be entitled to receive options covering shares of the reorganized, consolidated or merged corporation in the same proportion as granted to the participant prior to such event at an equivalent exercise price, and subject to the same terms and conditions as the 2004 Plan.

Adjustments. Subject to any required action by the stockholders of the Company, if there is any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, combination or subdivision of shares, or other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, the number of shares available for options and the number of shares subject to any outstanding options, which are not yet vested, and the price thereof, as applicable, will be appropriately adjusted.

Federal Tax Consequences.

Incentive Stock Options. An optionee does not recognize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in their shares acquired upon exercise will be the amount paid upon exercise. When the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, any gain or loss recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (“Early Disposition”), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of:

  the amount realized on the Early Disposition, or
  fair market value of the shares on the date of exercise, over the optionee’s basis in the shares.

The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be capital gain, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than their basis in the shares, the difference between the amount realized and their basis will be a capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of tax preference for purposes of the alternative minimum tax rules under the Code.

Nonqualified Stock Options. An Optionee will realize no taxable income at the time an option is granted under the 2004 Plan. Ordinary income will generally be realized by the optionee at the time of the exercise of an option. The amount of income will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When an optionee disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as capital loss assuming the option is held as a capital asset.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income on the exercise of a nonqualified stock option.

Summary Only. The foregoing statement is only a summary of the U.S. federal income tax consequences of the 2004 Plan and is based on the Company’s understanding of present U.S. federal tax laws and regulations.

The affirmative vote of a majority of the Common Stock present in person or represented by proxy at the Meeting is required for the adoption of the 2004 Plan.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2004 STOCK OPTION PLAN.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP (“BDO Seidman”) as independent accountants to audit the consolidated financial statements of the Company for fiscal year 2004. BDO Seidman has been the Company’s independent auditor since December 18, 1996. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of this proposal.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP (“BDO”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the Securities and Exchange Commission for those fiscal years were approximately

$195,800 and $195,423, respectively. Approximately 85% and 87% of the total hours spent on audit services for the Company for the years ended December 31, 2003 and 2002, respectively, were spent by Gallogly, Fernandez and Riley, LLP (“GFR”) members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO.

Audit-Related Fees

BDO was not engaged to provide audit-related services to the Company for the fiscal years ended December 31, 2003 and 2002.

GFR audited the Company’s 401(k) Plan during 2003 and 2002, and billed $7,800 and $7,860, respectively.

Tax Services

BDO was not engaged to provide tax services to the Company for the fiscal year ended December 31, 2003. The aggregate fees billed by BDO for tax consulting services for 2002 were $18,000.

The aggregate fees billed by GFR for tax compliance services for 2003 and 2002 were $32,000 and $33,000, respectively.

All Other Fees

BDO was not engaged to provide any other services to the Company for the fiscal years ended December 31, 2003 and 2002.

GFR was not engaged to provide any other services to the Company for the fiscal years ended December 31, 2003 and 2002.

The Audit Committee of the Company’s Board of Directors has considered whether BDO’s provision of the services described above for the fiscal years ended December 31, 2003 and 2002, is compatible with maintaining its independence. The Audit Committee also considered services performed by GFR to determine that it is compatible with maintaining independence.

Engagement of the Independent Auditor

The Audit Committee is responsible for approving all engagements with BDO and GFR to perform audit or non-audit services for us prior to us engaging BDO and GFR to provide those services. All of the services under the headings Audit Related, Tax Services, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy provides as follows:

  The Audit Committee will review and pre-approve on an annual basis any known audit, audit-related, tax and all other services, along with acceptable cost levels, to be performed by BDO and GFR. The Audit Committee may revise the pre-approved services during the period based on subsequent determinations. Pre-approved services typically include: statutory audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management’s internal controls and specified tax matters.
  Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
  The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2005 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company’s proxy materials relating to the 2005 Annual

Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than March 21, 2005. Any stockholder proposal submitted with respect to the Company’s 2005 Annual Meeting of Stockholders which proposal is received by the Company after March 21, 2005, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to the Secretary of the Corporation, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

OTHER MATTERS

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying Proxy Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K

A copy of the Company’s 2003 Annual Report accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, including the financial statements and schedules, which the Company has filed with the Securities and Exchange Commission. Copies of the exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company’s Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company’s Chief Financial Officer at 1940 N.W. 67th Place, Gainesville, Florida 32653.

Order of the Board of Directors

Richard T. Kelecy
Secretary
Gainesville, FL
June 21, 2004

EXHIBIT A

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

2004 STOCK OPTION PLAN

The Board of Directors of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company ”), has adopted this 2004 Stock Option Plan (the “ Plan”) on June 14, 2004, to be effective upon the approval of a majority of the stockholders of the Company present in person or by proxy at any regular or special meeting of the stockholder of the Company (the date of such approval being the “Effective Date”), as follows:

1.     Purpose .. This Plan allows selected officers, and employees, including any employee who is also a member of the Board of Directors, of the Company or any Subsidiary who bear a large measure of responsibility for the success of the Company to acquire and retain a proprietary interest in the Company and to participate in the future of the Company as stockholders. The purpose of this Plan is to advance the interests of the Company and its stockholders by enabling the Company and the Subsidiaries to offer to its officers and employees equity interests in the Company, thereby enhancing the Company’ s ability to attract, retain and reward such individuals, and by providing such individuals an incentive to render outstanding service to the Company and to the Company’ s stockholders.

2.     Definitions .. For purposes of the Plan, the following terms will be defined as set forth below:

2.1	“10% Stockholder” means an individual who owns, at the time a Stock Option is granted, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (computed in accordance with Section 422(b)(6) of the Code).

2.2	“Act” means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto.

2.3	“Agreement” means the agreement between the Company and the Participant setting forth the terms and conditions of a Stock Option granted under the Plan.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change of Control” means a change of control of the Company pursuant to paragraph 7.2 hereof.

2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

2.7	“Committee” has the meaning set forth in Section 3.1 of this Agreement.

2.8	“Common Stock” means the Common Stock of the Company, par value $.001 per share.

2.9	“Disability” means termination of employment of a Participant after incurring “ disability” as defined in Section 22(e)(3) of the Code.

2.10

“Employee” means any person, including officers and directors, who is employed on a full time basis by the Company or a Subsidiary, including any full-time, salaried officer or employee who is a member of the Board.

2.11	“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, or any successor statutes thereto.

2.12	“Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means as of any given date: (a) if the Common Stock of the Company is listed for trading on one or more national securities exchanges or the Nasdaq Stock Market, Inc. (the “Nasdaq”), the reported last sales price on such principal exchange or the Nasdaq as of the on the first day prior to the date of grant on which such Common Stock was so traded; (b) if the Common Stock of the Company is not listed for trading on a national securities exchange or the Nasdaq but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such Common Stock on the first day prior to t he date of grant on which such prices existed; or (c) if the price of such Common Stock is not report or listed as described in (a) and (b) above, then the “Fair Market Value” of such Common Stock will be determined by the Committee as of the relevant date, and the Committee will utilize any reasonable and prudent method in determining such Fair Market Value and will not be liable for any such determination made in good faith.

2.13	“Incentive Stock Option” or “ISO” means any option to purchase shares of Common Stock that is granted pursuant to this Plan and which is intended to be, and designated as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.14	“Nonqualified Stock Option” means any option to purchase shares of Common Stock that is granted pursuant this Plan, which is not an Incentive Stock Option.

2.15	“Participant” means an eligible Employee of the Company or a Subsidiary who has been granted a Stock Option under the Plan.

2.16	“Retirement” means with respect to an Employee, termination of all service as an employee at or after the normal or early retirement date set forth in any policy adopted by the Company, or if no such policy has been adopted, such time as determined by the Committee.

2.17	“Stock Option” means any Incentive Stock Option or Nonqualified Stock Option.

2.18	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the corporations in such chain.

3.     Administration ..

3.1	Committee. The Plan shall be administered by the Board, which may delegate authority to administer this Plan to the Compensation and Stock Option Committee of the Board, as such Committee is from time to time constituted. If the Board has not designated a Compensation and Stock Option Committee, then the Board may delegate the authority to administer this Plan to (i) any committee consisting solely of at least two “non-employee directors” within the meaning of Rule 16-3 under the Exchange Act. All references in the Plan to the “Committee” shall mean the Board, the Compensation Committee, or any such other committee designated by the Board that is administering this Plan. The membership of the Committee at all times will be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, to the extent it is applicable, or with the requirements of any other applicable law, rule, or regulation.

3.2	Committee Procedures. The Committee will select one of its members as its Chairman and will hold its meetings at such times and places as it will deem advisable. A majority of its members will constitute a quorum, and all determinations will be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members of the Committee will be fully effective and a valid act of the Committee as if it had been made by a majority vote at a meeting duly called and held. The membership of the Committee at all times will be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, to the extent it is applicable, or with the requirements of any other applicable law, rule, or regulation.

3.3	Power and Authority. The Committee will have full power and authority to do all things necessary or appropriate to administer this Plan according to its terms and provisions (excluding the power to appoint members of the Committee and to terminate, modify, or amend the Plan, except as otherwise authorized by the Board), including, but not limited to, the full power and authority to:
  award Stock Options, pursuant to the terms of this Plan, to eligible individuals described under paragraph 5 hereof;
  select the eligible individuals to whom Stock Options may from time to time be awarded under the Plan;
  determine the Incentive Stock Options, Nonqualified Stock Options, or any combination thereof, to be awarded under the Plan to one or more eligible Employees;
  determine the number of shares to be covered by each Stock Option granted under the Plan;
  determine the form and content of all Agreements;
  determine the terms and conditions not inconsistent with the terms of the Plan, of any Stock Option granted (including, but not limited to, exercise price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee will determine);
  determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of a Stock Option granted under the Plan;
  determine the terms and conditions under which Stock Options are to operate on a tandem basis and/or in conjunction with or apart from other equity or cash awards made by the Company or any Subsidiary outside of this Plan;
  determine the extent and circumstances under which Common Stock and other amounts payable with respect to a Stock Option will be deferred, which may be either automatic or at the election of the Participant;
  substitute (a) new Stock Options for previously granted Stock Options, which previously granted Stock Options have the same or higher option exercise prices and/or contain other less favorable terms, and (b) new awards of any other type for previously granted awards of the same or other type, which previously granted awards are upon less favorable terms; and
  exercise such other powers as may be necessary or desirable to implement the provisions of this Plan and to carry out its purposes.
3.4

Interpretation of Plan. Subject to paragraphs 3.3 and 8 of the Plan, the Committee will have the authority at its discretion to (a) adopt, alter and repeal such general and special administrative rules, regulations, and practices governing this Plan as it will, from time to time, deem advisable, (b) construe and interpret the terms and provisions of this Plan and any Stock Option issued under this Plan, (c) determine and interpret the form and substance of all Agreements relating to Stock

Options, and (d) otherwise supervise the administration of this Plan. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Section 422 of the Code. Subject to paragraphs 3.3 and 8 hereof, all decisions made by the Committee pursuant to the provisions of this Plan will be made in the Committee’s sole discretion and will be final and binding upon all persons granted Stock Options pursuant to this Plan.

3.5	Limitation on Liability. No member of the Board shall be liable for any action taken or determination made in good faith and in a manner reasonably believed to be in the best interests of the Company with respect to the Plan or any Stock Option granted pursuant to this Plan.

4.     Shares Subject to Plan.

4.1	Number of Shares. The maximum number of shares of Common Stock that may be issued under this Plan will be equal 2,000,000, subject to adjustment as set forth in Section 10 of this Agreement.

4.2	Character of Shares. The Company may elect to satisfy its obligations to a Participant exercising a Stock Option entirely by issuing authorized and unissued shares of Common Stock to the Participant, entirely by transferring treasury shares to the Participant, or in part by issuing authorized and unissued shares and the balance by transferring treasury shares.

5.     Eligibility .. Incentive Stock Options may be granted only to Employees, including any Employee who is a director of the Company. Nonqualified Stock Options may be granted to Employees of the Company, including directors who are Employees of the Company.

6.     Stock Options ..

6.1

Types of Stock Options. Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Nonqualified Stock Options. Any Stock Option granted under the Plan will contain such terms, not inconsistent with this Plan, as the Committee may approve. The Committee will have the authority to grant to any eligible Employee either Incentive Stock Options or Nonqualified Stock Options, or both types of Stock Options. To the extent that any Stock Option (or portion thereof) intended to be an Incentive Stock Option does not qualify for any reason as an Incentive Stock Option, it will constitute a separate Nonqualified Stock Option. The Company shall have no liability to an Employee, or any other party, if a Stock Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option. Stock Options will be granted for no consideration other than services to the Company or a Subsidiary.

6.2	Exercise Price.
  Not a 10% Stockholder. The exercise price of any Incentive Stock Option granted under this Plan to an individual who is not a 10% Stockholder at the time the Incentive Stock Option is granted will be not less than the Fair Market Value of the shares of Common Stock subject to the Stock Option at the time the Incentive Stock Option is granted.
  10% Stockholder. The exercise price of any Incentive Stock Option granted under the Plan to an individual who is a 10% Stockholder at the time the Stock Option is granted will be not less than 110% of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option at the time the Incentive Stock Option is granted.
6.3	Option Term. The term of each Stock Option will be fixed by the Committee, but no Stock Option will be exercisable more than 10 years after the date on which the Stock Option is granted or, in the case of an Incentive Stock Option granted to a 10% Stockholder, five years after the date on which the Incentive Stock Option is granted.

6.4	Exercise of Nonqualified Stock Options. Nonqualified Stock Options will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee.

6.5	Exercise of Incentive Stock Options.
  By an Employee. No Incentive Stock Option granted under this Plan will be exercisable after the expiration of 10 years from the date such ISO is granted, except that no ISO granted to a person who is a 10% Stockholder will be exercisable after the expiration of five years from the date such ISO is granted. Unless such requirements are waived by the Committee, the Participant, while still in the employment of the Company or any Subsidiary, may exercise the ISO as set forth in the applicable Agreement.
  Termination of Employment. No Participant may exercise an ISO after the Participant is no longer an Employee, except (a) if a Participant ceases to be an Employee on account of a Disability, the Participant may exercise the ISO within 12 months after the date on which the Participant ceased to be an Employee; (b) if a Participant ceases to be an Employee on account of Retirement, the former employee may exercise the ISO within six months after the date on which the Participant retired; and (c) if a Participant ceases to be an Employee for any other reason (other than death), the Participant may exercise the ISO within three months after termination of employment. In each case, the ISO may be exercised only for the number of shares for which the Participant could have exercised at the time the Participant ceased to be an Employee.
  In Case of Death. If any Participant who was granted an ISO dies prior to the termination of such ISO, such ISO may be exercised within six months after the death by the personal representative or executor of the estate of the Participant, or by a person who acquired the right to exercise such ISO by bequest, inheritance, or by reason of the death of such Participant, provided that (a) such Participant died while an employee of the Company or a Subsidiary or (b) such Participant had ceased to be an Employee on account of a Disability or died within three months after the date on which he ceased to be an employee. The ISO may be exercised only as to the number of shares exercisable by the Participant as of the date of death.
6.6

Termination of Options. A Stock Option granted under this Plan will be considered terminated, in whole or in part, to the extent that it can no longer be exercised for shares originally subject to it, provided that a Stock Option will be considered terminated at an earlier date upon surrender for cancellation by the Participant to whom such Stock Option was granted.

6.7

Notice of Exercise and Payment. Subject to any installment, exercise and waiting period provisions that are applicable in a particular case, Stock Options granted under this Plan may be exercised, in whole or in part, at any time during the term of the Stock Option, by giving written notice of such exercise to the Company identifying the Stock Option being exercised and specifying the number of shares then being purchased. Such notice will be accompanied by payment in full of the exercise price, which will be made by wire transfer, certified check or bank check or personal check, in each case payable to the order of the Company. The Company will not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and valuable funds in payment of the exercise price. A partial exercise of a Stock Option will not affect the right to exercise the Stock Option from time to time in accordance with this Plan as to the remaining shares of Common Stock subject to the Stock Option.

6.8

Issuance of Shares. As soon as reasonably practicable after its receipt of notice of exercise and payment in full of the exercise price, the Company will cause one or more certificates for the shares so purchased to be delivered to the Participant or the Participant’ s beneficiary or estate, as the case may be. No Participant, beneficiary, or estate will have any of the rights of a stockholder with reference to shares of Common Stock subject to a Stock Option until after the Stock Option has been duly exercised and certificates representing the shares of Common Stock so purchased pursuant to the Stock Option have been delivered to the Participant, the Participant ’s beneficiary or Participant’ s estate.

6.9

$100,000 Per Year Limitation. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all of the Company ’s plans) exceeds $100,000, such excess Incentive Stock Options will be treated as Nonqualified Stock Options for purposes of Section 422 of the Code.

6.10

Buyout and Settlement Provisions. The Committee may at any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Committee will establish and communicate to the Participant at the time that such offer is made, including a settlement for exchange of a different award under the Plan for the surrender of the Stock Option.

7.     Acceleration ..

7.1	Acceleration Upon Change of Control. Unless the award Agreement provides otherwise or unless the Participant waives the application of this Section 7.1 prior to a Change of Control (as hereinafter defined), each outstanding Stock Option granted under the Plan will immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement immediately prior to a Change of Control.

7.2	Change of Control Defined. A “Change of Control” will be deemed to have occurred upon any of the following events:
  The consummation of any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation or other entity, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 50% of the total voting power of the then-outstanding securities of the surviving corporation immediately after such transaction; or
  A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (a) will purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (b) will become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company’s securities); or

  If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof; or
  Upon a complete liquidation or dissolution of the Company.
7.3	General Waiver by Board. The Committee may, after the grant of a Stock Option, accelerate the vesting of all or any part of any Stock Option, and/or waive any limitations or restrictions, if any, for all or any part of a Stock Option.

8.     Amendments and Termination.

8.1

Amendments to Plan; Termination. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment will be effective unless and until it has been duly approved by the stockholders of the outstanding shares of Common Stock if (a) such amendment materially increases the benefits accruing to participants under this Plan; (b) such amendment increases the number of securities which may be issued under this Plan (except as provided by Section 10 of this Plan); (c) such amendment materially modifies the requirements as to eligibility for participation in this Plan; or, (d) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

8.2

Amendments to Stock Options. The Board may amend the terms of any Stock Option granted under the Plan; provided, however, that subject to Section 10.2 hereof, no such amendment may be made by the Board which in any material respect impairs the rights of the Participant without the Holder’s consent.

9.     Term of Plan .. The Plan will be effective as of the Effective Date. Any Stock Options granted under the Plan prior to such approval will be effective upon, and subject to, approval of the Plan by the Company ’s stockholders (and no Stock Options will vest or otherwise become free of restrictions prior to such approval). No Stock Options will be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but Stock Options granted prior to such 10th anniversary may extend beyond that date. The Plan will terminate after the 10th anniversary of the Effective Date or if later, at such time as all Stock Options granted under the Plan are no longer outstanding.

10.     Adjustment Upon Change of Shares.

10.1

Stock Splits, etc. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock for which Stock Options may thereafter be granted, and the number of shares of Common Stock then subject to Stock Options previously granted, and the price per share payable upon exercise of such Stock Option will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.

10.2

Merger; Reorganization. If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, a Participant of an outstanding Stock Option granted under this Plan will be entitled (subject to the provisions of this paragraph 10) to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion as granted to Participant prior to such reorganization, consolidation or merger at an equivalent exercise price, and subject to the same terms and conditions as this Plan. For purposes of the preceding sentence, the excess of the aggregate Fair Market Value of shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate exercise price of such shares will not be more than the excess of the aggregate Fair Market Value of all shares of Common Stock subject to the Stock Option immediately before such reorganization, consolidation or merger over the aggregate exercise price of such shares of Common Stock, and the new Stock Option or assumption of the old Stock Option by any surviving corporation will not give the Participant additional benefits which he did not have under the old Stock Option.

10.3	Determination of Committee. To the extent that the foregoing adjustments relate to the shares of Common Stock of the Company, such adjustments will be made by the Committee, whose determination in that respect will be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan will not be adjusted in a manner that causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

10.4	No Rights. Except as expressly provided in this paragraph 10, the Participant will have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to Stock Options granted under this Plan.

10.5	Authority of Company. The grant of a Stock Option pursuant to this Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

11.     General Provisions ..

11.1	Investment Representations. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option under this Plan to represent to and agree with the Company in writing that, among other things, the Participant is acquiring the shares for investment purposes only without a view to distribution thereof.

11.2

Additional Incentive Arrangements. Nothing contained in this Plan will prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under this Plan. Such arrangements may be either generally applicable or applicable only in specific cases.

11.3

No Right of Employment. Nothing contained in this Plan or in any Stock Option hereunder will be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

11.4	Withholding Taxes. Not later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under this Plan will be conditional upon such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company.

11.5

Governing Law. This Plan and all awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

11.6	Other Benefit Plans. Any award granted under this Plan will not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and will not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

11.7

Employee Status. The Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons, will not interrupt continuous employment. Any Stock Options granted under this Plan will not be affected by any change of employment, so long as the Participant continues to be an Employee of the Company or any Subsidiary.

11.8	Restrictions on Transfer. A Stock Option may not be transferred except by will or by the laws of descent and distribution, and may not be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void. No right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Unless otherwise provided in this Plan or the Agreement, any Stock Option granted under this Plan is only exercisable during the lifetime of the Participant by the Participant or by his guardian or legal representative.

11.9	Applicable Laws. The obligations of the Company with respect to all Stock Options under this Plan will be subject to (a) all applicable laws, rules and regulations, including, without limitation, the requirements of all federal securities laws, rules and regulations and state securities and blue sky laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (b) the rules and regulations of any national securities exchange on which the Common Stock may be listed or the Nasdaq if the Common Stock is designated for quotation thereon.

11.10	Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions will be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision will be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

11.11	Written Agreements. Each Stock Option granted under this Plan will be evidenced by, and will be subject to the terms of the Agreement approved by the Committee and executed by the Company and the Participant. The Committee may terminate any award made under this Plan if the Agreement relating thereto is not executed and returned to the Company within 30 days after the Agreement has been delivered to the Participant for his or her execution.

11.12	Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or pro ceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11.13	Common Stock Certificates. All certificates for shares of Common Stock delivered under this Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.14

Unfunded Status of Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.

11.15	Liability of the Company. Neither the Company, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code.

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

PROXY

Perma-Fix Environmental Services, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders to be held July 28, 2004

The undersigned hereby appoints Dr. Louis F. Centofanti and Richard T. Kelecy, and each of them severally, the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the “Company”) at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, FL 32653, at 1:00 p.m. (EDST), on July 28, 2004, and at any adjournment of that meeting, and to vote the undersigned’s shares of Common Stock, as designated on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2 AND 3. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

								Please mark your votes like this	[X]

			FOR	WITHOUT AUTHORITY			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			[ ]	[ ]	2.	PROPOSAL TO APPROVE THE 2004 STOCK OPTION PLAN	[ ]	[ ]	[ ]
(To withhold authority to vote for an individual nominee, strike through the nominees name below)							FOR	AGAINST	ABSTAIN
					3.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2004	[ ]	[ ]	[ ]

Dr. Louis F. Centofanti Joe R. Reeder Mark A. Zwecker	Jon Colin Alfred C. Warrington, IV Dr. Charles E. Young	Jack Lahav			4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

						COMPANY ID:

						PROXY NUMBER:

						ACCOUNT NUMBER:

        Signature ____________________________________ Signature ____________________________________ Date_____________
Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.